UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2011

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Please refer to the discussion under Item 3.02, the text of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On June 24, 2011, Biolase Technology, Inc. (the "Company") entered into a securities purchase agreement with certain institutional investors whereby it agreed to sell an aggregate of 1,625,947 shares of the Company’s common stock (the "Common Stock") at a price of $5.55 per share, together with five-year warrants to purchase 812,973 shares of Common Stock having an exercise price of $6.50 per share (the "Warrants"). The Common Stock and the Warrants were sold together as a unit, with each purchaser receiving a Warrant to purchase one-half of a share of Common Stock for every share of Common Stock purchased. The Common Stock and the Warrants will be immediately separable and will be issued separately. The Warrants are not exercisable for six months following their issuance. The closing of the sale of the securities is expected to occur on June 29, 2011 and raise gross proceeds of $9.02 million.

Neither the Common Stock nor the common stock issuable upon exercise of the Warrants (the "Underlying Common Stock") have been registered under the Securities Act of 1933 (the "Act") and were offered pursuant to the exemptions from registration set forth in section 4(2) of the Act, and Rule 506 of Regulation D promulgated under the Act. These transactions qualified for exemption from registration because, among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the Common Stock and the Warrants for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Common Stock and the Warrants. None of the Common Stock, the Warrants, or the Underlying Common Stock may be re-offered or resold absent either registration under the Act or the availability of an exemption from the registration requirements.

Gross proceeds from the offering will be $9.02 million, less commissions and other offering expenses of approximately $520,000, and will be used for working capital and general corporate purposes.

Pursuant to a Registration Rights Agreement, to be entered into with the investors at the closing, the Company will agree to undertake to file a resale registration statement, on behalf of the selling stockholders to be identified therein, with respect to the resale of the Common Stock and Underlying Common Stock, not later than July 19, 2011 and to use its reasonable best efforts to cause such resale registration statement to be declared effective by the Securities and Exchange Commission not later than September 7, 2011 (or October 7, 2011, if the Securities and Exchange Commission comments upon the Registration Statement). If the Company is unable to timely satisfy such deadlines, it could incur penalties of up to 3.0% of the offering proceeds for such non-compliance.

On June 22, 2011, the Company entered into an engagement agreement, as amended on June 23, 2011 (together, the "Engagement Agreement") with Rodman & Renshaw, LLC (the "Placement Agent") to act as our exclusive placement agent in connection with the sale. Pursuant to the terms of the Engagement Agreement, the Company will pay the following total consideration to the Placement Agent in connection with the sale of the Common Stock and Warrants: (i) commissions in the amount of 5.0% of the gross proceeds of the offering, or $451,200, and (ii) reimbursed expenses up to a maximum amount of $50,000.

The foregoing description is qualified in its entirety by the terms of the form of securities purchase agreement, form of warrant, form of registration rights agreement, engagement agreement, and engagement agreement amendment, each of which are incorporated herein by reference and attached hereto as Exhibits 10.01, 10.02, 10.3, 10.4, and 10.5, respectively.

Item 7.01 Regulation FD Disclosure.

On June 24, 2011, the Company issued a press release entitled "Biolase to Raise Approximately $9 Million from Institutional Investors in Private Placement." A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Securities Purchase Agreement.
10.2 Form of Warrant.
10.3 Form of Registration Rights Agreement.
10.4 Engagement Agreement, dated June 22, 2011, by and between Biolase Technology, Inc. and Rodman & Renshaw, LLC.
10.5 Engagement Agreement Amendment, dated June 23, 2011, by and between Biolase Technology, Inc. and Rodman & Renshaw, LLC.
99.1 Press Release of Biolase Technology, dated June 24, 2011.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

June 29, 2011	By:	Federico Pignatelli

Name: Federico Pignatelli
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.
10.2	Form of Warrant.
10.3	Form of Registration Rights Agreement.
10.4	Engagement Agreement, dated June 22, 2011, by and between Biolase Technology, Inc. and Rodman & Renshaw, LLC.
10.5	Engagement Agreement Amendment, dated June 23, 2011, by and between Biolase Technology, Inc. and Rodman & Renshaw, LLC.
99.1	Press Release of Biolase Technology, Inc., dated June 24, 2011.